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                                                                       Exhibit 2

                                                                 August 16, 2001


                                 PROMISSORY NOTE


       FOR VALUE RECEIVED, the undersigned ("Debtor") hereby promises to pay to Inverness Medical Innovations, Inc. or its successor ("Payee"), at such place or places as may be specified by Payee or any holder hereof, in legal tender of the United States of America, the principal amount of $10,665,583.68 (the "Principal"), with interest at the fixed rate of 4.99% per annum, compounded annually, on the unpaid balance. Interest shall be payable on each anniversary of the date hereof commencing August 16, 2002. The Principal, with accrued interest thereon, unless earlier paid in full upon becoming due and payable pursuant to the third paragraph of this Note, shall be due and payable on August 16, 2006 (the "Repayment Date").

       The Payee shall have recourse against any assets of the Debtor up to (i) 25% of the Principal amount hereof reduced by 25% of each payment of Principal made by or on behalf of the Debtor from any source (the "Recourse Principal") and (ii) the full amount of accrued interest under this Note (it being understood that the Debtor shall be personally obligated for the payments of interest hereunder) (the "Recourse Interest"). In addition, the Payee shall have full recourse against the shares of capital stock of the Payee acquired by the Debtor pursuant to a Restricted Stock Agreement dated of even date herewith (such agreement, the "Restricted Stock Agreement," and such shares, the "Collateral") and the Debtor shall pledge the Collateral pursuant to a Pledge Agreement substantially in the form attached hereto as EXHIBIT A (the "Pledge Agreement"). Prior to the Repayment Date, the Principal, with accrued interest thereon, shall become due and payable in whole or in part upon any sale by the Debtor of the Collateral pursuant to the terms set forth below. The Debtor shall pay to Payee, within ten (10) days after receipt thereof, the net after-tax proceeds from any sales by the Debtor of the Collateral in reduction of Principal until such time as the Principal has been paid in full, and in connection with each such payment shall pay accrued but unpaid interest on the amount so paid. For purposes hereof, the term "net after-tax proceeds" means the amount received upon any sale of the Collateral, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of the Collateral by the Debtor, taking into account the holding period for the Collateral and any federal income tax deduction for state and local income taxes). All sums paid by the Debtor or otherwise received by Payee on account of sums owing hereunder, shall be first used to satisfy interest accrued hereunder and then used to satisfy Principal. Amounts applied against Principal shall be deemed to reduce the Recourse Principal on a proportionate basis. The foregoing notwithstanding, the proceeds received from a foreclosure sale of any Collateral shall be first applied against any unpaid Principal that does not constitute Recourse Principal, then against the Recourse Principal and finally against the Recourse Interest.


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       In case an Event of Default, as defined in the Pledge Agreement, shall occur, the aggregate unpaid balance of Principal and accrued interest may be declared to be due and payable in the manner and with the effect provided in the Pledge Agreement.

       To the extent permitted by law, Debtor may pay all or a portion of the principal balance hereof and accrued interest herein by redeeming for their fair market value at the time of redemption any shares of Common Stock of the Payee held by the Debtor, and "paid for" by the Debtor at least six months prior to such redemption. For purposes of the preceding sentence, shares of Common Stock shall be considered "paid for" only upon payment of the principal balance and interest owed under any promissory note used to purchase such shares or secured in whole or in part by such shares.

       Debtor expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of Debtor. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

       This Note may from time to time be extended by Payee, with or without notice to Debtor, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Debtor, in each case in the sole discretion of Payee.

       This Note may not be changed, modified or terminated orally, but only by an agreement in writing and signed by the Debtor and Payee. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles, and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns.

                                         DEBTOR:



                                         /s/ RON ZWANZIGER
                                         ---------------------------------------
                                         Name:  Ron Zwanziger

                                         Address:

                                         322 Waverly Avenue
                                         Newton, MA 02458

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                           [FORM OF PLEDGE AGREEMENT]


                                                                       EXHIBIT A


                                PLEDGE AGREEMENT


       In consideration of a loan made by Inverness Medical Innovations, Inc., a Delaware corporation (together with any successor thereto, the "Company"), to Ron Zwanziger ("Borrower"), under the Promissory Note dated August 16, 2001, and any renewals or extensions thereof made in the sole discretion of the Company ("Note"), Borrower agrees as follows:

       Section 1. PLEDGE. Borrower hereby pledges, assigns and transfers to the Company, and grants to the Company a security interest in, the following property ("Collateral"), to be held by the Company:

            (a) The 152.741423722644 shares of Common Stock of the Company (each, together with any successor securities, a "Share") obtained pursuant to a certain Restricted Stock Agreement dated as of August 15, 2001 between Borrower and the Company (the "Restricted Stock Agreement") and held by Borrower, or any Permitted Transferee (as that term is defined in the Restricted Stock Agreement), and any securities owned in respect thereof or in exchange therefor.

            (b) All other securities, instruments and other property issued or accepted in substitution for or in addition to any of the foregoing.

            (c) All proceeds of any and all of the Collateral.

       Section 2. OBLIGATIONS. This Agreement and the security interest granted hereby secure the payment of all obligations of Borrower to the Company under the Note ("Obligations"), and the Obligations of Borrower under this Agreement, and any and all renewals or extensions thereof. So long as any of the Obligations are outstanding, unless and until Borrower shall be in default hereunder or there shall be any default of any of the Obligations, Borrower shall retain all rights to dividends and distributions and voting rights, if any, with respect to the Collateral. In the event the Obligations shall be in default or in the event that Borrower shall be in default under the terms hereof, the Company may, in its discretion, vote and exercise all of the powers of an owner with respect to any of the relevant Collateral. Without limiting the generality of the other remedies provided herein and in addition thereto, in the event any of the Obligations shall be in default or upon any default by Borrower hereunder, the Company after the occurrence of an Event of Default may take all steps necessary to cause the Collateral to be transferred into the name of the Company, including but not limited to taking steps necessary to comply with restrictions on sale or transfer of the shares constituting such Collateral, and in connection therewith Borrower appoints the Company such Borrower's attorney-in-fact to execute and deliver such offers, tender offers, certificates, documents or instruments of every nature

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or description required for the purpose of the transfer of such shares into the name of the Company, or any other person.

       If Borrower receives any cash distribution or dividend in respect of any Collateral, Borrower may retain such cash distribution or dividend as his own property unless prior to such receipt an Event of Default has occurred, in which event Borrower shall accept same in trust for the Company, and shall upon request deliver same immediately to the Company in the form received, with Borrower's endorsement and/or assignment when necessary, to be held by the Company as Collateral.

       If Borrower receives any stock certificate or option or deferred compensation right, whether as an addition to, in substitution of, or in exchange for, any Collateral, or otherwise, Borrower shall accept same in trust for the Company, and shall upon request deliver same immediately to the Company in the form received, with Borrower's endorsement and/or assignment when necessary, to be held by the Company as Collateral.

       Borrower is herewith delivering to the Company all certificates or instruments representing or evidencing Collateral in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment to be held subject to the preceding paragraph.

       Section 3. RESTRICTED STOCK AGREEMENT. Borrower acknowledges that transfer of the Shares is subject to certain restrictions under the Restricted Stock Agreement. The obligation of the Company to release certificates representing Shares to Borrower or his designee hereunder shall in any event be subject to the requirements of the Restricted Stock Agreement. Subject to such requirements and the terms hereof, the Company shall release from this pledge Vested Shares or Restricted Shares (as those terms are defined in the Restricted Stock Agreement) as designated by Borrower, provided that such Shares shall remain subject to the Restricted Stock Agreement to the extent applicable.

       Section 4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Company as follows:

            (a) Borrower is, and (as to any substitute or additional Collateral) shall be, the sole owner of the Collateral pledged by Borrower, free and clear of any lien, security interest, option or other charge or encumbrance, except for (i) the security interest created by this Agreement, (ii) certain restrictions under the Restricted Stock Agreement and (iii) restrictions imposed by applicable laws, and, subject to the same exceptions, Borrower has and shall have the right to transfer such Collateral and to grant a security interest therein to the Company as provided in this Agreement.

            (b) No effective financing statement or similar notice covering any Collateral pledged by Borrower is or shall be on file in any recording office, and no other pledge or assignment thereof has been made, or shall have been made, other than in favor of the Company, except as the Company may approve.

       Section 5. FURTHER ACTION BY BORROWER. Borrower shall, at the expense of Borrower, promptly execute and deliver all further notices, instruments and documents, including, without

                                       4

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limitation, financing statements, and take all such further action as may be reasonably necessary or reasonably advisable or as the Company at any time may reasonably request, in order to perfect, preserve and protect the security interest granted or purported to be granted hereby or to enable the Company to exercise and enforce such rights, powers and remedies with respect to the Collateral.

       Section 6. PRESERVATION OF COLLATERAL.

            (a) The Company shall give to the Collateral the same degree of care and protection which it gives to its own property; PROVIDED, HOWEVER, that the Company shall have no liability to Borrower for any losses, costs, expenses or damages due to any acts or omissions of third parties, or due to any acts of God or other causes beyond its control. The Company shall have no duty to preserve any rights with respect to any Collateral, including, without limitation, rights against prior parties, or to take, or to notify Borrower of the need to take, any action respecting any rights, privileges or options relating to any Collateral. To replace any certificates, however, Borrower shall not be required to supply any bond or other indemnity.

            (b) Borrower shall furnish to the Company, promptly upon receipt thereof, copies of all material notices, requests and other documents received by Borrower relating to Collateral unless the same were sent by the Company.

            (c) Borrower shall not (i) sell, assign, transfer or otherwise dispose of any Collateral, or create or suffer to exist any lien, security interest, assignment by operation of law or other charge or encumbrance on, or with respect to, any Collateral, except for the security interest created by this Agreement and the rights, remedies and restrictions imposed by the Restricted Stock Agreement; or (ii) attempt any action prohibited by paragraph
(c)(i) of this Section 6. Notwithstanding the foregoing, Borrower may transfer Shares to Permitted Transferees pursuant to the Restricted Stock Agreement or following the vesting of such Shares provided such transfer is in accordance with the Restricted Stock Agreement; PROVIDED, HOWEVER, that the Shares so transferred shall remain subject to the security interest created by this Agreement and any such Permitted Transferee(s) shall, as a condition to any transfer, agree to be subject to the provisions of this Agreement.

       Section 7. DEFAULTS. A default (an "Event of Default") shall be deemed to have occurred hereunder if (a) Borrower fails in any material respect to perform any material obligation hereunder, if any material representation or warranty hereunder was untrue in any material respect when made, or if any default or Event of Default by Borrower occurs under the Note or any agreement evidencing, or constituting or granting security for, the Obligations, and (b) the Company gives to Borrower written notice thereof and such default shall not have been cured within fourteen (14) days or such additional time as determined by the Board of Directors of the Company.

       Section 8. REMEDIES. Upon and after the occurrence of any Event of Default which is then continuing or which has not been cured within the time period given for such cure:

            (a) The Company may exercise its rights with respect to the Collateral, without regard to the existence of any other security or source of payment for Obligations,

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including without limitation the rights set forth in Section 2, and may demand, sue for collection or make any other compromise or settlement with respect to other rights and remedies provided for herein or otherwise available to it, and the Company shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Delaware.

            (b) Except as specifically reserved herein, Borrower waives all suretyship defenses at law and in equity, including waste and impairment of Collateral, and further waives the requirement of any demand and presentment. Twenty-one (21) days' prior notice to Borrower at the address provided below or at such other address as Borrower shall provide to the Company in writing for such purpose, of the time and place of any public sale of Collateral, or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

            (c) The Company is authorized at any such sale (including without limitation any sale to itself or any affiliate of the Company, the same being expressly authorized and contemplated herein), if the Company deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof. Sales made subject to such restriction shall not, solely by reason thereof, be deemed not to have been made in a commercially reasonable manner.

            (d) The Company is specifically authorized, with respect to any Collateral that consists of Shares, to acquire such Collateral itself or to transfer such Collateral to any affiliate of the Company at a price equal to the Repurchase Price as that term is defined in the Restricted Stock Agreement. Borrower expressly waives any requirement that the Company conduct a public or private sale with respect to such Shares and agrees that such a disposition is commercially reasonable.

            (e) In case of any sale of all or part of the Collateral on credit for future delivery, the Collateral so sold shall be retained by the Company until the purchase price is paid. The Company shall incur no liability in case of the failure of the purchaser to pay for the Collateral as so sold if the Collateral is recovered, or of the failure of the Company to make any sale of Collateral after giving notice thereof, and in case of any such failure, such Collateral may again be sold.

            (f) Subject to the terms of the Note, all cash proceeds received by the Company in respect of any sale, collection or other enforcement or disposition of Collateral shall be applied (after deduction of any amounts payable to the Company for reasonable expenses of the sale, collection or disposition of Collateral) against Obligations in such order as the Company shall elect. Upon payment in full of all Obligations, Borrower shall be entitled to the return of all Collateral pledged by him and all proceeds thereof, which have not been used or applied toward the payment of Obligations as herein authorized.

       Section 9. WAIVERS AND REMEDIES. Except as otherwise provided herein or by law, Borrower waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and except as provided in Section 8(b) notice of all action by the Company in

                                       6

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reliance hereon. No failure by the Company to exercise, no delay by the Company in exercising, and no single or partial exercise of, any right, remedy or power hereunder or under any other agreement relating to the Obligations or to Collateral shall operate as a waiver thereof, or of any other right, remedy or power at any time. No amendment, modification or waiver of any provision of this Agreement shall be effective unless contained in a writing signed by the Company. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Company and Borrower, not only hereunder, but also under any promissory note or notes of Borrower held by the Company, any other agreements of Borrower with the Company and applicable law, are cumulative and may be exercised successively, concurrently or alternatively.

       Section 10. TERM; BINDING EFFECT. This Agreement shall remain in full force and effect until payment and satisfaction in full of all Obligations, shall be binding upon Borrower and the heirs, legatees, legal representatives and assigns of Borrower, including Permitted Transferees, and shall inure to the benefit of the Company and its successors and assigns. Notwithstanding the foregoing, the Company may terminate this Agreement and release the Collateral, or may accept substitute Collateral, at any time in its sole discretion without in any way affecting the nonrecourse nature of a portion of the Obligations as provided in the Note.

       Section 11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Unless otherwise defined herein, all words and terms used in this Agreement shall have the meanings provided in the Uniform Commercial Code of the state of the jurisdiction of incorporation of the Company (including its successor as issuer of the Shares). If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such provision shall be deemed to be modified to comply with applicable law or if not able to be so modified, shall be deemed to be severed from the Agreement, the remaining provisions of which to be valid and enforceable.

       Section 12. SIGNATURES. This Agreement may be executed in counterparts.

       Section 13. HEADINGS. The captions in this Agreement have been included for reference only and shall not define or limit the provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

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       EXECUTED as of the date set forth below.

August 16, 2001                          BORROWER:



                                         ---------------------------------------
                                         Name: Ron Zwanziger



                                         COMPANY:

                                         INVERNESS MEDICAL INNOVATIONS, INC.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title: